UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 21, 2008
(Date of earliest event reported)

HIRERIGHT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number:  001-33613

Delaware	33-0465016
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5151 California Avenue, Irvine, California 92617

www.hireright.com
(Address of principal executive offices, including zip code)

(949) 428-5800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The discussion under Item 8.01 of this Current Report is incorporated by reference in this Item 3.01.

On August 21, 2008, the Company notified NASDAQ that each outstanding share of Common Stock was converted in the Merger into the right to receive the Merger Consideration and that, as a wholly owned subsidiary of USIS, the Company no longer met the listing requirements for inclusion in the NASDAQ Global Market set forth in Rule 4426(b) of the NASDAQ Marketplace Rules. Accordingly, the Company requested that NASDAQ file a notification of removal from listing on Form 25 with the SEC with respect to the Common Stock. In addition, the Company will file with the SEC a certification and notice of termination of registration on Form 15, requesting that the Common Stock be deregistered under Section 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03. Material Modification to Rights of Security Holders.

The discussion under Item 8.01 of this Current Report is incorporated by reference in this Item 3.03.

Item 5.01. Changes in Control of Registrant.

The discussion under Item 8.01 of this Current Report is incorporated by reference in this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with previously negotiated terms of the Merger Agreement, upon the effectiveness of the Merger on August 21, 2008, Mssrs. Richard E. Allen, Jeffrey H. Anderson, Thomas B. Blaisdell, Eric J. Boden, John P. Bowmer and Cranston R. Lintecum and Ms. Margaret R. Taylor no longer serve on the board of directors of the Company. The newly appointed board of directors of the Company is comprised of officers of USIS.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Merger and pursuant to the Merger Agreement, the Certificate of Incorporation of Merger Co. and the bylaws of Merger Co., each as in effect immediately prior to the effective time of the Merger, are now the Certificate of Incorporation and the bylaws of the Company (except with respect to the name of the Company).

Item 8.01.  Other Events.

On August 21, 2008, HireRight, Inc. (the “Company”) completed its previously announced merger (the “Merger”) with Hercules Acquisition Corp. (“Merger Co.”), a wholly owned subsidiary of US Investigations Services, LLC (“USIS”).  The Company is the surviving entity and is now a wholly owned subsidiary of USIS.

The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of June 9, 2008, among the Company, USIS and Merger Co., as amended by Amendment No. 1 thereto, dated July 23, 2008, and Amendment No. 2 thereto, dated July 29, 2008 (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement: (i) each outstanding share of common stock of the Company, par value $0.01 per share (the “Common Stock”), was cancelled and automatically converted into the right to receive $19.75 payable in cash; and (ii) each stock option and warrant to purchase Common Stock was cancelled and extinguished and the holder of such stock option or warrant will, in full settlement of such stock option or warrant and in exchange for the surrender to the Company of any certificate or other document evidencing such stock option or warrant, receive from the Company an amount in cash equal to the excess of $19.75 over the applicable option exercise price, in each case without interest (the “Merger Consideration”). The Merger Consideration will be paid to the Company’s now-former stockholders promptly following the receipt from them of their respective letters of transmittals and evidence of ownership of shares of Common Stock. The form of letter of transmittal (and related materials) will be delivered to the Company’s now-former stockholders promptly.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to (i) the Agreement and Plan of Merger, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 10, 2008; (ii) the Amendment to the Agreement and Plan of Merger, which was previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 24, 2008; and (iii) Amendment No. 2 to the Agreement and Plan of Merger, which was previously filed as Exhibit 2.3 to the Company’s Current Report on Form 8-K filed with the SEC on July 30, 2008.

On August 21, 2008, the Company and USIS issued a joint press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibit is being filed with this Current Report on Form 8–K:

99.1         Press Release, dated August 21, 2008, issued by US Investigations Services, LLC and HireRight, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIRERIGHT, INC., a Delaware corporation

By:	/s/ Eric J. Boden
Eric J. Boden Chief Executive Officer

Date:  August 21, 2008

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release, dated August 21, 2008, issued by US Investigations Services, LLC and HireRight, Inc.